Exhibit 5.1

February 26, 2018

Holly Energy Partners, L.P.
2828 N. Harwood, Suite 1300
Dallas, Texas 75201

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and resale, from time to time, pursuant to Rule 415 under the Securities Act, by the unitholders named as the Selling Unitholders in the Registration Statement, of up to 3,700,000 issued and outstanding common units representing limited partner interests in the Partnership (the “Common Units”).
In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Certificate of Limited Partnership of the Partnership, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, (iv) the First Amended and Restated Agreement of Limited Partnership of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), as amended to date, (v) the First Amended and Restated Limited Liability Company Agreement of Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of the General Partner (the “Ultimate General Partner”), (vi) certain resolutions adopted by the Board of Directors of the Ultimate General Partner relating to the Registration Statement, and (vii) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of partnership, corporate and limited liability company documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Ultimate General Partner, without further investigation as to the facts set forth therein. We have also assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Common Units are duly authorized, validly issued,

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

February 26, 2018 Page 2

fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”).
    Our opinion is limited in all respects to the federal laws of the United States of America, the Delaware Limited Liability Company Act, the DRUPLA and the Constitution of the State of Delaware (including all applicable statutory provisions and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,

/s/ Vinson & Elkins L.L.P.
VINSON & ELKINS L.L.P.